SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

WARPSPEED TAXI INC.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-252505	85-3978107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Shiriki House Office Community, 3rd Floor Westside Towers

Lower Kabete Road, Westlands Nairobi, Kenya

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (702) 802-0474

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2022, we entered into a debt settlement agreement with Global Corporate Structural Services Inc. (“GCSS”), a private company that has provided us with marketing, beta testing, cloning, and maintenance services in connection with the WarpSpeed Taxi computer application. Pursuant to the debt settlement agreement, we acknowledged that we owed $135,430.95 to GCSS for its services as of July 31, 2022.

On September 15, 2022, we entered into a final settlement agreement with GCSS whereby we have agreed to transfer our 100% interest in the WarpSpeed Taxi application to GCSS in full and final satisfaction of the debt owed to GCSS and any other claims that GCSS has against us. However, we will retain a license for the sole and exclusive use of the WarpSpeed Taxi application in the United States.

Item 1.02	Termination of a Material Definitive Agreement.

On March 15, 2022, we entered into an agreement with a United States-based joint venture partner whereby we collectively agreed to form a U.S. corporation (the “Corporation”) for the purpose of operating a ride-hailing and delivery business using our WarpSpeed Taxi computer application (the “Application”).

On September 16, 2022, we received notice from the joint venture partner that it has terminated the joint venture agreement with us.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Settlement Agreement dated September 15, 2022 between WarpSpeed Taxi Inc. and Global Corporate Structural Services Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WarpSpeed Taxi Inc.

Date: September 16, 2022	By:	/s/ Daniel Okelo
Daniel Okelo, President

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